Exhibit 99.2

Combined carve out financial statements

(Expressed in U.S. dollars)

Consulting businesses of the

InfoTrellis Group of Companies

June 30, 2016 and June 30, 2015

InfoTrellis Group of Companies

Contents

Page

Independent Auditor’s Report	1 - 2

Combined Carve-Out Balance Sheets	3

Combined Carve-Out Statements of Operations and Comprehensive Income	4

Combined Carve-Out Statements of Equity	5

Combined Carve-Out Statements of Cash Flows	6

Notes to the Combined Carve-Out Financial Statements	7 - 19

Independent Auditor’s Report

Grant Thornton LLP
Suite 200 15 Allstate Parkway
Markham, ON
L3R 5B4
T (416) 366-0100
F (905) 475-8906
www.GrantThornton.ca

To the Board of Directors of

2291496 Ontario Inc.

We have audited the accompanying combined carve-out financial statements of the consulting business of InfoTrellis Inc., a Canadian entity, InfoTrellis, Inc., a Delaware entity and InfoTrellis India Private Limited, an Indian company, (collectively “InfoTrellis Group of Companies” or the “Company”) which comprise the combined carve-out balance sheets as of June 30, 2016 and 2015, and the related combined carve-out statements of operations and comprehensive income, equity and cash flows for the years then ended and the related notes to the combined carve-out financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the

Audit • Tax • Advisory

Grant Thornton LLP. A Canadian Member of Grant Thornton International Ltd

reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined carve-out financial statements present fairly, in all material respects, the financial position of the consulting businesses of the InfoTrellis Group of Companies as of June 30, 2016 and 2015 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Markham, Canada	Chartered Professional Accountants

April 27, 2017	Licensed Public Accountants

Combined Carve-Out Balance Sheets of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)
June 30	2016	2015

Assets
Current
Cash	$2,413,064	$4,757,575
Term deposit	302,097	2,802
Accounts receivable	6,659,848	4,558,681
Prepaid and other expenses	97,991	115,497

	9,473,000	9,434,555

Property and equipment (Note 3)	132,595	129,794
Other assets	118,361	96,876

	$9,723,956	$9,661,225

Liabilities
Current
Accounts payable	$656,665	$563,336
Accrued liabilities (Note 4)	2,600,260	6,526,991
Income taxes payable	1,321,440	506,686

	4,578,365	7,597,013

Advances from related party (Note 6)	31,690	31,685
Derivative stock option liability (Note 7)	305,122	126,741

	4,915,177	7,755,439

Equity of the Consulting Business
Retained earnings	4,731,756	1,853,335
Additional paid in capital	77,023	52,451

	4,808,779	1,905,786

	$9,723,956	$9,661,225

Commitments (Note 8)

Subsequent event (Note 9)

On behalf of the Board

Director	Director

See accompanying notes to the financial statements.	3

Combined Carve-Out Statements of Operations and Comprehensive Income of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)
Year ended June 30	2016	2015

Consulting revenue	$19,944,107	$17,314,217
Expense reimbursement	1,954,650	2,104,219

	21,898,757	19,418,436

Expenses
Salaries and wages	8,665,954	11,553,828
Subcontractor	5,751,463	5,093,792
Travel and accommodation	395,819	378,636
Stock-based compensation	202,953	113,629
Rent	187,992	135,543
Professional fees	134,441	83,909
General and administration	114,924	106,618
Interest and bank charges	22,362	24,398
Depreciation	78,345	69,542
Insurance	36,650	19,313
Telephone	31,687	32,974
Advertising and promotion	25,072	29,605
Meals and entertainment	2,230	836
Server hosting	1,086	-
Foreign exchange	(150,569)	(229,328)

	15,500,409	17,413,295

Net income before income taxes	6,398,348	2,005,141

Income tax expense (Note 5)	1,770,036	749,799

Net income and comprehensive income	$4,628,312	$1,255,342

See accompanying notes to the financial statements.	4

Combined Carve-Out Statements of Equity of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)
Years ended June 30, 2016 and June 30, 2015

			Total
	Additional	Equity in	Equity in
	Paid-in	Consulting	Consulting
	Capital	Business	Business

Balance, June 30, 2014	$33,820	$1,607,007	$1,640,827
Stock-based compensation	18,631	-	18,631
Distribution – net deficit of product business	-	(1,009,014)	(1,009,014)
Net income	-	1,255,342	1,255,342

Balance, June 30, 2015	52,451	1,853,335	1,905,786

Stock-based compensation	24,572	-	24,572
Distribution – net deficit of product business	-	(1,749,891)	(1,749,891)
Net income	-	4,628,312	4,628,312

Balance, June 30, 2016	$77,023	$4,731,756	$4,808,779

See accompanying notes to the financial statements.	5

Combined Carve-Out Statements of Cash Flows of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)
Year ended June 30	2016	2015

Increase (decrease) in cash

Operating
Net income	$4,628,312	$1,255,342

Depreciation	78,345	69,542
Stock-based compensation	202,953	113,629

Changes in assets and liabilities
Term deposit	(299,295)	(2,802)
Accounts receivable	(1,926,130)	(146,330)
Prepaid and other expenses	69,163	63,923
Other assets	(21,484)	(19,963)
Accounts payable	(134,324)	(764,806)
Accrued liabilities	(3,926,731)	2,057,728
Income taxes payable	818,781	138,594

	(510,410)	2,764,857

Investing activities
Purchase of property and equipment	(81,148)	(101,045)

Financing activities
Distribution of net deficit of product business	(1,749,891)	(1,009,014)
Due to related party	5	-

	(1,749,886)	(1,009,014)

Effect of exchange rates on cash	(3,067)	(11,627)

Net (decrease) increase in cash	(2,344,511)	1,666,425

Cash, beginning of year	4,757,575	3,091,150

Cash, end of year	$2,413,064	$4,757,575

See accompanying notes to the financial statements.	6

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

1.	Description of business and basis of presentation

2291496 Ontario Inc. was incorporated under the Business Corporation Act of Ontario on July 8, 2011. Subsequent to the year end on December 5, 2016, 2291496 Ontario Inc. entered into an agreement (the “Agreement”) to sell 100% of its outstanding capital stock and its wholly owned subsidiaries InfoTrellis, Inc., InfoTrellis India Private Limited and 100% of the outstanding capital stock of InfoTrellis Inc., a company under common control (collectively the “InfoTrellis Group of Companies” or “the Company”), excluding the business assets and liabilities related to the product development activities to Mastech, Inc. for $39,050,000 in cash adjusted for the difference between net working capital and target working capital at closing. Mastech Inc. would also pay an additional sum of $15,950,000 in deferred consideration over a two year period, contingent upon the achievement of certain earnings before interest and taxes (“EBIT”) targets of the Company’s business post-closing. In essence, the Company has entered into an agreement to sell the consulting businesses of its three subsidiaries. The combined carve-out financial statements comprise the consulting businesses of the InfoTrellis Group of Companies.

The Company’s principal business activity is strategic consulting and tactical expertise to help clients define and deploy Master Data Management (MDM) primarily in the United States and Canada. The Company’s employed professionals are placed with client organizations for a defined period of time based on a client’s specific business need.

The accompanying combined carve-out financial statements have been prepared on a “carve-out” basis from the Company’s accounts and reflect the historical accounts directly attributable, together with allocations of shared costs and expenses from the consulting and product businesses. The combined carve-out financial statements include allocations that management believes are reasonable and appropriate in the circumstance, since certain shared costs were not historically segregated (Note 2 – Allocation of indirect expenses). These allocations may not be indicative of the actual costs that would have been incurred during the periods presented had the Company historically operated as a separate, stand-alone entity.

The combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accumulated deficit of the product business has been reflected as a distribution in the opening equity of the consulting business as at June 30, 2014. In addition, the net deficit of the product business for the years ended June 30, 2015 and June 30, 2016 have been shown as distributions in the combined carve-out statements of equity of the consulting business.

Basis of presentation

The combined carve-out financial statements and accompanying notes have been prepared in accordance with US GAAP.

Use of estimates

The preparation of combined carve-out financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined carve-out financial statements and accompanying notes. Actual results could differ from those estimates. On an on-going basis, the Company evaluates its estimates and assumptions.

The most significant estimates made in preparing the accompanying combined carve-out financial statements include stock-based compensation.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

2.	Summary of significant accounting policies

Revenue recognition

Revenue is derived from consulting services, subscription, perpetual licensing of software and expense reimbursement. Revenue is recognized when all four revenue recognition criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been performed:
•	The fee is fixed or determinable; and
•	Collection is probable.

Consulting revenue is performed on a time-and-materials basis and is recognized when earned and billable as per the agreement.

Maintenance and support fees are recognized on a straight-line basis over the term of the contracts which is usually for a period of 12 months.

Subscription fees are recognized on a straight-line basis over the term of the contracts.

Advanced billings to clients in excess of revenue earned are recorded as deferred revenue until the revenue recognition criteria are met. Reimbursements of out-of-pocket expenses are included in revenue with corresponding costs incurred by the Company included in their respective expense account.

Accounts receivable

The Company’s accounts receivable are composed of billed and unbilled receivables from direct customers. Collateral is not required for accounts receivable. The Company maintains an allowance for potential credit losses as considered necessary. The Company performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability. The Company records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates. At June 30, 2016 and June 30, 2015, there were no allowance for potential credit losses.

Cash and cash equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company does not have any cash equivalents as of June 30, 2016 or June 30, 2015.

Leases

The Company lease buildings under operating leases for original terms ranging from three to five years. Certain leases contain renewal options for periods up to five years.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

2.	Summary of significant accounting policies (continued)

Foreign currency

The functional currency of InfoTellis Inc., InfoTrellis, Inc. and InfoTrellis India Private Limited is the U.S. dollars. Assets and liabilities denominated in a foreign currency are translated to U.S. dollars at the exchange rate on the balance sheet dates, June 30, 2015 and June 30, 2016. Revenues, costs, and expenses are translated using an average rate for the years ended June 30, 2016 and June 30, 2015. Realized and unrealized foreign currency transaction gains and losses are included in the statement of operations for years ended June 30, 2015 and June 30, 2016.

The resulting translation adjustments are recorded as a component of comprehensive income in the combined carve out comprehensive income included in shareholders’ equity.

Property and equipment

Property and equipment are recorded at cost. Depreciation is provided annually at rates calculated to write off the assets over their estimated useful lives as follows:

Motor vehicles	30%	diminishing balance
Furniture and equipment	20%	diminishing balance
Computer software	100%	diminishing balance
Computer equipment	45% - 55% diminishing balance

Advertising costs

Advertising costs are expensed as incurred and amounted to $25,072 in 2016 and $29,605 in 2015.

Stock-based compensation

The Company accounts for stock-based compensation under FASB ASC Topic 718, “Stock Compensation” (“ASC Topic 718”), which require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award using an option pricing model. The Company recognizes that cost recognized over the period during which an employee is required to provide service in exchange for the award.

Stock options granted in Canadian dollars to employees in India and US are classified as derivative financial liabilities and measured at fair value until the instrument is extinguished or exercised. Any gain or loss arising from the revaluation of these options is recognized as part of the stock-based compensation.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

2.	Summary of significant accounting policies (continued)

Income taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC Topic 740”), which utilizes a balance sheet approach to provide for income taxes. Under this method, the Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and are reflected in the combined carve-out financial statements in the period of enactment.

The accounting for uncertainty in income taxes requires a more likely than not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company records a liability for the difference between the (i) benefit recognized and measured for financial statement purposes and (ii) the tax position taken or expected to be taken on the Company’s tax return. To the extent that the Company’s assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. Our evaluation was performed for the tax years ended June 30, 2015 and 2016, which remain subject to examination by major tax jurisdictions as of June 30, 2016. The Company has elected to record any interest or penalties associated with uncertain tax positions as interest expense. Interest and penalties expenses amounted to $24,656 and $26,167 for the years ended June 30, 2016 and 2015, respectively.

Fair value of financial instruments

ASC Topic 820, “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1	–	defined as observable inputs such as quoted prices in active markets;
Level 2	–	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3	–	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The fair value of the Company’s cash, term deposit, accounts receivable, accounts payable and shareholder loan, approximate their carrying amount because of the short-term nature of these instruments. The Company’s derivative stock liability is measured at fair value and is a Level 3 financial instrument.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

2.	Summary of significant accounting policies (continued)

New accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The objective of this guidance is to establish the principles to report useful information to users of combined carve-out financial statements about the nature, timing and uncertainty of revenue from contracts with customers. The FASB has continued to issue ASUs to clarify and provide implementation guidance related to Revenue from Contracts with Customers, including ASU 2016-08 , Revenue from Contract with Customers: Principal versus Agent Considerations , ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing , ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients and ASU 2016-20, Revenue from Contracts with Customers: Technical Correction and Improvements. These amendments address a number of areas, including the entity’s identification of its performance obligations in a contract, collectability, non-cash consideration, presentation of sales tax and an entity’s evaluation of the nature of its promise to grant a license of intellectual property and whether or not that revenue is recognized over time or at a point in time. These standards are effective for the interim and annual reporting periods beginning after December 31, 2017. The new standard permits two methods of adoption: retrospectively to each prior period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company is currently evaluating the impacts of adoption and the implementation approach to be used.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Subtopic 842-10). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: a) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and b) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. The amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company is currently evaluating the impacts of adoption of this guidance.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718). Under the new guidance, all excess tax benefits and tax deficiencies will be recognized in the income statement as they occur. This will replace the current guidance, which requires tax benefits that exceed compensation cost (windfalls) to be recognized in equity, and tax deficiencies (shortfalls) to be recognized in equity to the extent of previously recognized windfalls. It will also eliminate the need to maintain a “windfall pool,” and will remove the requirement to delay recognizing a windfall until it reduces current taxes payable. The new guidance will also change the cash flow presentation of excess tax benefits, classifying them as operating inflows, consistent with other cash flows related to income taxes. The amendments in this guidance are effective for fiscal years beginning after December 15, 2016 and interim periods within those fiscal years. The Company is evaluating the impact of the adoption of this guidance on its combined carve-out financial statements.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

2.	Summary of significant accounting policies (continued)

New accounting pronouncements (continued)

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments in this guidance are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. The Company is evaluating the impact of the adoption of this guidance on its combined carve-out financial statements.

Allocation of Indirect Expenses

The Company has allocated expenses to the product business of $711,939 and $404,119 for the years ended June 30, 2016 and 2015, respectively. These allocated costs are primarily related to corporate general and administrative expenses, employee related costs including retirement plan and other benefits, and overhead-related costs. Included in the allocations are information technology usage fees, legal services, accounting and finance services, human resources, marketing and contract support, facility and other corporate and infrastructural services. The costs associated with these services and support functions have been allocated to product development division using the most meaningful respective allocation methodologies which were primarily based on proportionate headcount.

3. Property and equipment

As of June 30, 2016 and 2015, property and equipment, net were as follows

	2016	2015

Motor vehicles	$82,791	$82,791
Furniture and equipment	43,686	31,869
Computer software	27,671	26,339
Computer equipment	324,641	247,755

	478,789	388,754
Less: accumulated depreciation	(346,194)	(258,960)

Property and equipment	$132,595	$129,794

Depreciation expense of $78,345 was recorded in 2016 (2015 - $69,542).

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

4.	Accrued liabilities

Accrued liabilities consist of the following:

	2016	2015

Salaries, bonus and payroll taxes	$2,431,673	$6,402,970
Interest and other accruals	112,752	88,096
Employee benefit obligation – consulting business of
InfoTrellis India Private Limited	55,835	35,925

	$2,600,260	$6,526,991

Employee benefit plans

InfoTrellis India Private Limited (“InfoTrellis India”)

InfoTrellis India has employee benefit plans in the form of certain statutory and welfare schemes covering substantially all of its employees.

Provident Fund

Employees receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the Company make monthly contributions to the regional provident fund equal to a specified percentage of the covered employee’s salary. The Company recognizes contribution payable to the provident fund scheme as expenditure, when an employee renders the related service. The Company has no further obligations under the plan beyond its monthly contributions. The contributions are charged to the income statement of the year when the contributions to the respective funds are due and there are no other obligations other than the contribution payable. Total contributions made in respect of this plan for years ended June 30, 2016 and 2015 are $73,651 and $47,331 respectively.

Gratuity

The Company provides for gratuity in accordance with the payment of Gratuity Act, 1972, a defined benefit retirement plan (“the Plan”) covering all employees. The Plan, subject to the provisions of the above Act, provides a lump sum payment to eligible employees at retirement, death, incapacitation or termination of employment, of an amount based on the respective employee’s salary and the tenure of employment. Gratuity liability is accrued and provided for on the basis of an actuarial valuation on projected unit credit method made at the end of each financial period. Actuarial gains/losses are immediately taken to Statement of profit and loss and are not deferred.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

4.	Accrued liabilities (continued)

The reconciliation of the beginning and ending balance of the projected benefit obligation and the paid value of plan assets for the years ended June 30, 2016 and 2015, and the accumulated benefit obligation at June 30, 2016 and 2015 is as follows:

	2016	2015

Change in benefit obligation
Obligation at the beginning of the year	$37,921	$24,417
Service cost	14,984	9,371
Interest cost	2,930	2,137
Benefits paid	-	-
Actuarial loss/(gain)	-	-

Obligation at the end of the year	$55,835	$35,925

Benefit obligation current	$-	$1,729
Benefit obligation Non-current	-	34,196

Accumulated benefit obligation	$-	$35,925

Changes in plan assets
Fair value of plan assets at the beginning of the year	$-	$-
Expected returns on plan assets	-	-
Employer contributions	44,192	-

Plan assets at the end of the year	$44,192	$-

Fair value of plan assets at the end of the year	$44,192	$-
Present value of defined benefit obligation	(55,835)	(35,925)

Liability recognised in the balance sheet	$(11,643)	$(35,925)

Net gratuity cost for the years ended June 30, 2016 and 2015 comprise the following components:

	2016	2015

Service cost	$14,984	$9,371
Interest cost	2,930	2,137
Expected return on plan assets	-	-
Net actuarial loss/(gain)	-	-

Net gratuity cost	$17,914	$11,508

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

4.	Accrued liabilities (continued)

The weighted average actuarial assumptions used in accounting for the benefit obligations and net gratuity cost under the Gratuity Plan as of June 30, 2016 and 2015 are given below:

	2016	2015

Discount rate	8.75%	8.75%
Salary escalation rate	12.00%	12.00%
Employee turnover	15.00%	15.00%
Estimated return on plan assets	7.50%	N/A

The discount rate as on the valuation date is based on the market yields of high quality corporate bond, of a term that matches the term of the liability and applicable to the period over which the obligation is to be settled. The Group assesses these assumptions with its projected long-term plans of growth and prevalent industry standards. The mortality rates used are as published by one of the leading life insurance companies in India.

Plan asset allocation

	June 30, 2016
Particulars of investments	Target allocation	Actual allocation

Government securities	1% - 100%	100.00%
Corporate bonds	40% - 100%	0.00%
Fixed deposits	1% - 60%	0.00%
Other	1% - 60%	0.00%

Plan assets

June 30, 2016

	Total	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)
Government securities	$44,192	$-	44,192

The fair values of the government securities are measured based on market quotes. Corporate bonds are valued based on market quotes as of the balance sheet date. Fixed deposits are valued by its face value and other funds are valued at their market prices as of the balance sheet date.

The Company expects to contribute $54,777 and $44,488 to its gratuity plans during the fiscal years ending June 30, 2017 and 2018 respectively.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

4.	Accrued liabilities (continued)

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid during:

2017	$2,815
2018	4,059
2019	5,458
2020	6,106
2021	7,202
Thereafter	30,676

$56,316

The expected benefits are based on the same assumptions as are used to measure the Group’s benefit obligations as of June 30, 2016.

5.	Income taxes

Income tax provision

The product business is part of the operations of InfoTrellis Inc., InfoTrellis, Inc. and InfoTrellis India Private Limited and are therefore included in the income tax returns for each of the entities. The tax provisions have been prepared on a standalone basis as if the consulting business is a separate entity under common ownership. As a result, the consulting business makes no direct payment of income taxes in each of the subsidiaries.

The provision for income taxes is as follows:

	2016	2015

Canada – federal and provincial	$1,462,043	$686,602
U.S. – federal and state	103,423	63,197
India	204,570	-

	$1,770,036	$749,799

For the year ended June 30, 2016, the provision for income taxes has been increased by $575,000 (2015 - $435,000) reflecting the tax benefit of the losses of the product business. As a result, the distribution of the net deficit of the product business has been reduced by these amounts for the year ended June 30, 2015 and June 30, 2016.

6.	Advances from related party

The advances are from 2291496 Ontario Inc., the parent company for InfoTrellis, Inc. and InfoTrellis India Private Limited. These advances are unsecured, non-interest bearing and due on demand.

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

7.	Stock-based compensation

The Company may issue stock options to key directors, officers, employees and consultants of the Company and its affiliates under the Company’s stock option plan. The Company has granted stock options in Canadian dollars to employees at exercise prices that approximate the market price of the common stock at grant date. Option awards generally vest over a period of 3 to 4 years of continuous service and the term of the option cannot exceed 10 years from the date of the grant. The awards provide for accelerated vesting if there is a change in control. The Company issues new shares as shares are required to be delivered upon exercise of outstanding stock options.

Stock options were not exercised during fiscal year ended June 30, 2016 and 2015. Stock-based compensation expense granted to the employees of InfoTrellis Inc. was $24,572 and $18,631 for the fiscal years ended June 30, 2016 and 2015 respectively and were recorded in the statement of operations.

Stock-based compensation of $178,381 and $94,998 for options in Canadian dollars granted to the employees of InfoTrellis India Private Limited and InfoTrellis, Inc. were recognized during fiscal years ended June 30, 2016 and 2015 and were recorded in the statement of operations and derivative stock option liability as follows:

Derivative Stock Option Liability	2016	2015

Balance, beginning of year	$126,741	$31,743
Stock-based compensation	178,381	94,998

Balance, end of year	$305,122	$126,741

A summary of the Company’s option activity and related information for the two years ended June 30, 2016 and 2015 is as follows:

	Number of options	Weighted average price	Weighted- average remaining contractual term (in years)

Balance at June 30, 2014	396,000	$1.00	9.33
Options granted	141,900	1.27	9.58

Balance at June 30, 2015	537,900	1.07	9.39
Options granted	130,150	2.49	9.48

Balance at June 30, 2016	668,050	$1.35	9.41

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

7.	Stock-based compensation (continued)

The following table indicates the options outstanding and options exercisable by exercise price with the weighted-average remaining contractual life for the options outstanding and the weighted-average exercise price at June 30, 2016 and 2015:

	June 30, 2016
Exercise price	Options outstanding	Options vested	Options exercisable	Weighted- average remaining contractual life (Years)	Weighted- average grant date fair value

$1.00	507,950	370,441	290,163	7.61	$1.38
$2.00	87,300	23,299	13,463	8.93	1.46
$3.00	72,800	4,862	1,900	9.73	1.17

	668,050	398,602	305,526

	June 30, 2015
Exercise price	Options outstanding	Options vested	Options exercisable	Weighted- average remaining contractual life (Years)	Weighted- average grant date fair value

$1.00	499,250	243,434	165,350	8.58	$1.03
$2.00	38,650	3,558	3,800	9.63	.96
$3.00	-	-	-

	537,900	246,992	169,150

The Company utilizes the Black-Scholes option-pricing model to estimate the fair value of stock-based compensation at the date of grant, which requires the use of accounting judgment and financial estimates, including estimates of the expected term option holders will retain their vested stock options before exercising them, the estimated volatility of the Company’s stock price over the expected term and the expected number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation amounts recognized in the combined carve-out statements of operations.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

	2016	2015

Expected term (in years)	10 years	10 years
Expected volatility	37.18%	37.06%
Risk-free interest rates	1.68%	2.24%
Forfeiture rate	5%	5%

Combined Carve-Out Notes to the Financial Statements of the Consulting Businesses of the InfoTrellis Group of Companies

(Expressed in U.S. Dollars)

June 30, 2016

8.	Commitments

Leases

The Company leases facilities under operating leases that expire in 2020. The operating leases provides for increasing rents over the term of the lease. Total rent expense under these leases is recognized ratably over the lease terms. As of June 30, 2016, future minimum lease commitments under non-cancelable operating leases, which are expensed in the statements of operations, are as follows:

2017	$183,875
2018	180,251
2019	64,006
2020	18,361

$446,493

The Company incurred rent expense of $187,992 in 2016 (2015 - $135,543).

9.	Subsequent event

The Company evaluated its combined carve-out financial statements of the consulting businesses of the InfoTrellis Group of Companies through April 27, 2017, the date the financial statements were available to be issued.